Exhibit 99.2

To:

All Midwest and Skyway Airlines Employees

Date:

February 1, 2007

From:

Timothy E. Hoeksema

Subject:

Airtran’s Latest Announcements

This morning, AirTran Holdings announced that it is extending its exchange offer to March 8. AirTran also announced that it has submitted a slate of three nominees for election to the Midwest board of directors at the next annual meeting of shareholders.

The extension, which was made a week before the offer was originally due to expire, included the information that less than 1% of outstanding shares have been tendered as a result of AirTran’s offer. It is our expectation that AirTran will use the time extension to continue to communicate with shareholders in an attempt to convince them to tender their shares.

As you are well aware, the Midwest board of directors is a very committed and experienced group that has worked extremely hard to exercise its fiduciary duties. We believe AirTran has nominated this slate so its representatives, if elected, could push for a sale of Midwest to AirTran. The board has recommended that shareholders reject AirTran’s exchange offer because they believe the offer does not fully reflect the value of Midwest’s strategic plan, including our strong market position and future growth prospects. The board also stated its belief that the timing of the AirTran offer is opportunistic and disadvantageous to Midwest’s shareholders.

Our recent earnings announcement shows that we had our third profitable quarter in a row – clear evidence of the strength of our strategic plan. Be assured that we intend to continue to vigorously pursue our strategic plan to grow our business and create value for our shareholders.

This document contains forward-looking statements about the results expected under the company’s strategic plan and that otherwise may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “projecting,” “expect,” “anticipate,” “believe,” “estimate,” “goal,” “plan,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from the projected results contained in these forward-looking statements. Factors that may cause such a difference to occur include, but are not limited to, fees and expenses incurred in connection with AirTran’s unsolicited exchange offer and the risk factors described in “Item 1A. Risk Factors” in the company’s “Annual Report on Form 10-K” for the year ended December 31, 2005.

Important Additional Information

The Board of Directors of Midwest (“Board of Directors”) will be soliciting proxies for use at the 2007 Annual Meeting of Shareholders, or at any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and to vote on any other matters that properly come before the 2007 Annual Meeting. Midwest will be filing a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with this solicitation of proxies for the 2007 Annual Meeting (the “2007 Proxy Statement”). Promptly after filing the definitive 2007 Proxy Statement with the SEC, Midwest will mail the 2007 Proxy Statement and a WHITE Proxy Card to each Midwest shareholder entitled to vote at the Annual Meeting. Midwest has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist it in soliciting proxies from its shareholders. Midwest has agreed to pay customary compensation to MacKenzie for such services and to indemnify MacKenzie and certain related persons against certain liabilities relating to or arising out of the engagement. Certain representatives of Goldman, Sachs & Co., financial advisors to Midwest, may also solicit proxies, although no additional consideration will be paid in connection with any such solicitation. In addition, directors, officers and employees of Midwest may solicit proxies, although no additional compensation will be paid to directors, officers or employees for such services.

Midwest has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding AirTran’s exchange offer that contain information regarding members of the Board of Directors’ and members of management’s potential interests in the exchange offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of February 19, 2006 is contained in Midwest’s proxy statement for its 2006 Annual Meeting of Stockholders, dated as of March 23, 2006 (the “2006 Proxy Statement”). Midwest shareholders should read the Schedule 14D-9 and the 2007 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2007 Proxy Statement (when filed), the 2006 Proxy Statement, the Schedule 14D-9 and other public filings made by Midwest with the SEC are available without charge from the SEC’s Web site at sec.gov and from Midwest at midwestairlines.com.